UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported) October 10, 2002




                         BOOTH CREEK SKI HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)




          Delaware                   333-26091             84-1359604
(State or other jurisdiction        (Commission         (I.R.S. Employer
      of incorporation)               File No.)        Identification No.)


                    1000 South Frontage Road West, Suite 100
                              Vail, Colorado 81657
          (Address, including zip code, of principal executive offices)


       Registrant's telephone number, including area code: (970) 476-1311


                                    No Change
         (Former name or former address, if changed since last report.)

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                         BOOTH CREEK SKI HOLDINGS, INC.

Item 5.   Other Events.

          On October 10, 2002, Booth Creek Ski Holdings, Inc. (the "Company") consummated the sale of all of the capital stock of Bear Mountain, Inc. ("Bear Mountain"), the owner and operator of the Big Bear Mountain Ski & Golf Resort, to Snow Summit Ski Corporation for a purchase price of $12,000,000 in cash, subject to certain adjustments for working capital, assumed debt and allocations of off-season operating losses and capital expenditures. The purchase price was determined through arms-length negotiations. In connection with the sale of Bear Mountain, the Company obtained an amendment to its Amended and Restated Credit Agreement (the "Senior Credit Facility") dated as of March 15, 2002 to permit the transaction and modify certain covenant computations and other provisions of the Senior Credit Facility. A copy of the amendment is attached as an exhibit to this Report.






Item 7.   Financial Statements and Exhibits.

(c)       Exhibits.

          Description of Exhibit                                 Exhibit No.
          ----------------------                                 -----------

          First Amendment dated October 10, 2002 to                 10.1
          Amended  and  Restated  Credit  Agreement
          dated as of March 15,  2002  among  Booth
          Creek  Ski  Holdings,   Inc.,  the  other
          Borrowers thereunder, the Guarantor named therein, the Lenders named therein, and Fleet National Bank as Agent for the
          Lenders.



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


                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          BOOTH CREEK SKI HOLDINGS, INC.




Dated: October 11, 2002                   By:  /s/ Brian J. Pope
                                          --------------------------------------
                                          Name:    Brian J. Pope
                                          Title:   Vice President of Accounting
                                                   and Finance



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


                                  Exhibit Index


          Description of Exhibit                                 Exhibit No.
          ----------------------                                 -----------

          First Amendment dated October 10, 2002 to                 10.1
          Amended  and  Restated  Credit  Agreement
          dated as of March 15,  2002  among  Booth
          Creek  Ski  Holdings,   Inc.,  the  other
          Borrowers thereunder, the Guarantor named therein, the Lenders named therein, and Fleet National Bank as Agent for the
          Lenders.



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